Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in:

      (i)    Registration Statement No. 2-98602  (1985  Stock
             Option Plan) on Form S-8;

      (ii)   Registration  Statement  No.   33-36586   (1990
             Fleming Stock Option Plan) on Form S-8;

      (iii)  Registration   Statement   No.   33-56241
             (Dividend  Reinvestment and Stock  Purchase  Plan)  on
             Form S-3;

      (iv)   Registration  Statement  No.  333-11317   (1996
             Fleming Incentive Stock Option Plan) on Form S-8;

      (v)    Registration  Statement  No.  333-35703  (Senior
             Subordinated Notes) on Form S-4;

      (vi)   Registration Statement No. 333-28219  (Associate
             Stock Purchase Plan) on Form S-8;

      (vii)  Registration Statement No. 333-80445  (1999
             Stock Incentive Plan) on Form S-8;

      (viii) Registration Statement No. 333-89375 (Consolidated
             Savings Plus and Stock Ownership Plan) on Form S-8;

      (ix)   Registration Statement No. 333-40670 (2000 Stock
             Incentive Plan) on Form S-8; and

      (x)    Registration Statement No. 333-40660 (Dividend
             Reinvestment and Stock Purchase Plan) on Form S-3

of our report dated February 14, 2001 (except for the information under long-term debt and contingencies included in the notes to consolidated financial statements as to which the date is March 22, 2001), appearing in this Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 30, 2000.

DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
March 22, 2001